UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 27, 2020

PCTEL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 Brighton Drive
Bloomingdale, Illinois	60108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 372-6800

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PCTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On June 1, 2020, PCTEL, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Initial 8-K”) to report the final voting results of the Company’s 2020 Annual Meeting of Shareholders. This Form 8-K/A amends the Initial 8-K solely to correct the last name of one of the directors elected at the 2020 Annual Meeting of Shareholders.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 27, 2020, PCTEL, Inc. held its Annual Meeting of Shareholders, at which a quorum was present.  The table below sets forth the number of votes cast for and against, as well as the number of abstentions and broker non-votes, for each matter voted upon at the meeting, as certified by the inspector of elections:

		FOR	AGAINST	ABSTAIN/ WITHHELD	BROKER NON-VOTES
1.	Election of three Class III Directors to serve for three-year
	terms that will expire at the 2023 Annual Meeting of Stockholders
	Steven D. Levy	12,557,752		426,236	3,122,759
	Giacomo Marini	10,963,869		2,020,119	3,122,759
	David A. Neumann	12,846,343		137,645	3,122,759

2.	Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of common stock from 100,000,000 to 50,000,000	16,040,962	57,459	8,326

4.	Non-binding advisory vote to approve the Company's named executive officer compensation	12,815,926	94,673	73,389	3,122,759

5.	Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020	16,065,241	31,730	9,776

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2020

PCTEL, INC.

By:	/s/ Kevin J. McGowan
Kevin J. McGowan, Chief Financial Officer